                                                              EX-99.B5-tmkassign
                                   Assignment

TMK/United Funds, Inc. Asset Strategy Portfolio does hereby consent to the assignment, transfer and conveyance, effective January 8, 1992 of the Investment Management Agreement between Waddell & Reed, Inc. ("W&R") and TMK/United Funds, Inc., dated July l, 1990, as amended, to Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of W&R. W&R has provided certain undertakings, agreements and guarantees in connection with this assignment as provided in the Guarantee of Performance attached hereto as Exhibit A which such undertakings, agreements and guarantees it hereby provides to TMK/United Funds, Inc. Asset Strategy Portfolio.

Executed this 1st day of May, 1995.

                              Waddell & Reed, Inc.

                              By:  /s/Robert L. Hechler
                              --------------------------
                              Robert L. Hechler, President

                              TMK/United Funds, Inc. Asset Strategy
                              Portfolio

                              By:  /s/Robert L. Hechler
                              --------------------------
                              Robert L. Hechler, Vice President

Accepted:

Waddell & Reed Investment Management Company

By /s/Sharon K. Pappas
-----------------------
Sharon K. Pappas, Sr. Vice President

                            Guarantee of Performance

In consideration of each of the Funds' listed in Exhibit A hereto consent to the assignment by Waddell & Reed, Inc., of the Investment Management Agreement between Waddell & Reed, Inc., and the particular Fund to Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of Waddell & Reed, Inc., Waddell & Reed, Inc. hereby undertakes and agrees that at all times WRIMCO shall be staffed and adequately supported to assure that WRIMCO is fully capable of carrying out any and all of its obligations, duties and responsibilities under the Investment Management Agreements assigned to it and hereby further guarantees that WRIMCO shall perform its obligations, duties and responsibilities in accordance with the terms of the several Investment Management Agreements and in accordance with all applicable Federal laws and regulations.

Dated this 11th day of December, 1991.

Waddell & Reed, Inc.

By: /s/Rodney O. McWhinney
--------------------------
Rodney O. McWhinney
Senior Vice President

                                   EXHIBIT A

United Funds, Inc.
   United Bond Fund
   United Income Fund
   United Accumulative Fund
   United Science & Energy Fund
United Municipal Bond Fund, Inc.
United Municipal High Income Fund, Inc.
United Government Securities Fund, Inc.
United Vanguard Fund, Inc.
United Vanguard Fund, Inc.
United Cash Management, Inc.
United Retirement Shares, Inc.
United High Income Fund II, Inc.
United Vanguard Fund, Inc.
United Gold & Government Fund, Inc.
United Continental Income Fund, Inc.
United International Growth Fund, Inc.
TMK/United Funds, Inc.
   Bond Portfolio
   Growth Portfolio
   High Income Portfolio
   Income Portfolio
   Money Market Portfolio